Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-177798) pertaining to the Marriott Vacations Worldwide Corporation Stock and Cash Incentive Plan of our report dated March 21, 2012, with respect to the consolidated financial statements of Marriott Vacations Worldwide Corporation included in this Annual Report (Form 10-K) for the year ended December 30, 2011.

/s/ Ernst & Young LLP

Miami, FL

March 21, 2012